UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  03/01/2005

Brooke Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-31698

KS	48-1009756
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

10950 Grandview Drive, Suite 600, Overland Park, KS 66210
(Address of Principal Executive Offices, Including Zip Code)

913-661-0123
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

Brooke Corporation entered into separate Executive Employment Agreements with Robert D. Orr, its Chairman of the Board and Chief Executive Officer, Leland G. Orr, its Chief Financial Officer, Treasurer and Assistant Secretary, and Anita F. Larson, its President and Chief Operating officer. The Agreements with Robert Orr and Leland Orr are each dated March 1, 2005, and the Agreement with Anita Larson is dated March 4, 2005. Each of the Agreements establishes an at-will employment at an annual rate of base salary, indicates the employee's eligibility to participate in incentive compensation programs, provides for the protection of confidential company information, contains covenants not to solicit and a covenant not to compete, and provides for mediation and arbitration of disputes, among other provisions.

Brooke Credit Corporation, a subsidiary of Brooke Corporation ("BCC"), and Michael S. Lowry, President of BCC, entered into an Executive Employment Agreement dated March 3, 2005. The Agreement establishes an at-will employment at an annual rate of base salary, indicates Mr. Lowry's eligibility to participate in incentive compensation programs, provides for the protection of confidential company information, contains covenants not to solicit and a covenant not to compete, and provides for mediation and arbitration of disputes, among other provisions.

Copies of the Executive Employment Agreements of Robert Orr, Leland Orr, Anita Larson and Michael Lowry are included as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Form 8-K.

Item 9.01.    Financial Statements and Exhibits

Exhibit 10.1 Executive Employment Agreement between Brooke Corporation and Robert D. Orr.

Exhibit 10.2 Executive Employment Agreement between Brooke Corporation and Leland G. Orr.

Exhibit 10.3 Executive Employment Agreement between Brooke Corporation and Anita F. Larson.

Exhibit 10.4 Executive Employment Agreement between Brooke Credit Corporation and Michael S. Lowry.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Brooke Corporation

Date: March 04, 2005.	By:	/s/ Anita F. Larson
Anita F. Larson
President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Executive Employment Agreement between Brooke Corporation and Robert D. Orr
EX-10.2	Executive Employment Agreement between Brooke Corporation and Leland G. Orr
EX-10.3	Executive Employment Agreement between Brooke Corporation and Anita F. Larson
EX-10.4	Executive Employment Agreement between Brooke Credit Corporation and Michael S. Lowry